UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2022

SPOK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5911 Kingstowne Village Pkwy, 6th Floor Alexandria, Virginia	22315
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 611-8488

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPOK	NASDAQ National Market®

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2022, the Board of Directors (the “Board”) of Spok Holdings, Inc. (the “Company”) appointed Calvin C. Rice as the Company’s Chief Financial Officer and Chief Accounting Officer, effective August 1, 2022. In connection with the appointment of Mr. Rice, Michael W. Wallace will step down from his position as the Company’s Chief Financial Officer and continue to serve as the Company’s Chief Operating Officer, effective August 1, 2022. Mr. Wallace has also been appointed to serve as President of Spok, Inc., the Company’s wholly owned operating subsidiary, effective August 1, 2022. Vincent Kelly will step down from his position as the President of Spok, Inc. and continue to serve as Spok, Inc.’s Chief Executive Officer, effective August 1, 2022. Mr. Kelly also remains Spok Holdings, Inc.’s President and Chief Executive Officer.

Mr. Wallace, age 53, was appointed Chief Financial Officer of the Company in March 2017 and Chief Operating Officer of the Company in January 2020. Previously, Mr. Wallace spent more than 25 years as a financial executive at both public and private companies, most recently as Executive Vice President and CFO at Intermedix Corporation, a healthcare revenue cycle/practice management and data analytics solution provider since August 2013. Prior to joining Intermedix, he was the Executive Vice President and CFO of The Elephant Group (d.b.a. Saveology.com), a leading Internet-based, direct-to-consumer marketing platform. Prior to that, he served as Senior Vice President and CFO of Radiology Corporation of America, a national provider of mobile and fixed-site positron emission tomography (PET) imaging services. Mr. Wallace has also served as an Assistant Chief Accountant in the Securities and Exchange Commission’s (SEC) Division of Enforcement and was a member of the Commission’s Financial Fraud Task Force in Washington, D.C. Prior to being at the SEC, Mr. Wallace served as CFO at Inktel Direct Corporation, a direct marketing service firm, CELLIT Technologies, Inc., a software company serving the contact center marketplace, and Kellstrom Industries, Inc., a publicly held global aerospace company. Before joining Kellstrom, Mr. Wallace worked at KPMG Peat Marwick, LLP in Miami for more than seven years. He received his bachelor’s degree in business administration from the University of Notre Dame and is a licensed Certified Public Accountant.

Mr. Rice, age 36, was appointed Chief Accounting Officer of the Company in March 2020 and Controller of the Company in October 2018. Prior to his role as Chief Accounting Officer and Controller, Mr. Rice served as the Company’s Senior Manager of Revenue from March 2014 through December 2015 and then as the Company’s Director of Technical Accounting and SEC Reporting from January 2016 through October 2018. Prior to his employment with the Company, Mr. Rice served as a Senior Consultant with SC&H Group Inc. where he worked with several software and technology companies focusing on internal audit and SOX compliance. Mr. Rice began his career as an Accountant with Moodlerooms, Inc. Mr. Rice holds a Bachelor of Science in Accounting from Towson University and is a licensed Certified Public Accountant and Certified Internal Auditor.

Item 7.01.	Regulation FD Disclosure.

On August 1, 2022, the Company issued a press release announcing the promotions of Mr. Wallace and Mr. Rice. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release, dated August 1, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spok Holdings, Inc.

Date: August 1, 2022	By:	/s/ Sharon Woods Keisling
	Name:	Sharon Woods Keisling
	Title:	Corporate Secretary and Treasurer